                          LOAN AND SECURITY AGREEMENT


     Loan and Security Agreement made this 6th day of August, 1999, by and between Entertainment Boulevard Inc., a Nevada corporation (the "Company"), and Beeston Investment Ltd., a foreign corporation (the "Investor").

                             W I T N E S S E T H:

     WHEREAS, the Company desires to borrow certain amounts from the Investor and the Investor desires to make a loan (the "Loan") to the Company;

     NOW, THEREFORE, in consideration of the mutual promises, representations and warranties contained herein, the parties hereby agree as follows:

     1. LOAN. The Investor hereby lends to the Company the aggregate principal amount of $250,000. The Loan shall be evidenced by a bridge note (the "Note") in the form attached hereto as Exhibit A, shall bear interest at the rate of 10% per annum and shall be due and payable 60 days from the date of funding, or earlier as provided in the Note. The Note may be converted at any time by the Investor prior to repayment thereof into shares of Common Stock of the Company at $2.00 per share and will be entitled to resale registration rights. In consideration for such Loan, the Company will pay the Investor and/or its designee a commitment fee consisting of a cash payment of $15,000 and 75,000 shares (the "Payment Shares") of the Company's Common Stock to be registered in the name of the Investor or its designee.

     2. CONDITIONS TO LOAN. The obligation of the Investor to make the Loan is subject to the conditions that the following shall have occurred prior to or concurrently with the Loan:

          (a) The Company shall have granted to the Investor a valid security interest in all its assets pursuant to this agreement dated the date hereof.

          (b) The Company agrees that various UCC statements will have to be filed after the date hereof to perfect the Investor's security interest in the Company's assets as set forth in subsection (a). As such, the Company grants Stroock & Stroock & Lavan LLP ("SSL") power of attorney to sign as debtor on its behalf on the requisite UCC filings. The Company also agrees it will prepare such filings as needed (such decision to be at the sole discretion of SSL).

          (c) The Company agrees to enter into a Registration Rights Agreement regarding the Payment Shares and the shares underlying the Note (upon conversion), which shall be reasonably acceptable to the Investor.

     3. COMMON STOCK. In consideration of the Investor making the Loan, the Company hereby issues to the Investor the Payment Shares to be registered in a registration statement as defined in the Registration Rights Agreement.

     4. GRANT OF SECURITY INTEREST. The Company hereby grants to the Investor all of the right, title, and interest in and to the Company's assets, whether now existing or hereafter from time to time acquired, including: (i) each and every Receivable; (ii) all Contracts, together with all Contract Rights arising thereunder; (iii) all Inventory; (iv) all Equipment; (v) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of the Company symbolized by the Marks; (vi) all Patents and Copyrights; (vii) all computer programs of the Company and all intellectual property rights therein and all other proprietary information of the Company, including, but not limited to, trade secrets; (viii) all Stock; (ix) the Cash Collateral Account and all monies, securities, and investments deposited or required to be deposited in the Cash Collateral Account; (x) all other Goods, General Intangibles, Chattel Paper, Documents, and

Instruments; and (xi) all Proceeds and products of any and all of the foregoing. Until such time as there is an Event of Default, the investor will not collect any revenues from the collateral described in this Section 4.

     5. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to the Investor as follows:

          5.1 The issuance of the Note and the Payment Shares pursuant to the provisions of this Agreement has been duly and validly authorized. No approval or authorization of the shareholders or the directors of the Company or of any governmental authority or agency which has not been obtained will be required by the Company for the issuance and sale of the Note or the Payment Shares, as contemplated by this Agreement. When issued and sold to the Investor, the Payment Shares will be duly and validly issued, fully paid and non-assessable, and will be free and clear of any liens or encumbrances created by the Company.

          5.2 The Company has the full corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of this Agreement and the Note by the Company have been duly authorized by all necessary corporate action. This Agreement and the Note constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

          5.3 Neither the sale of the Note, the Payment Shares, the execution and delivery of this Agreement, nor the fulfillment of the terms set forth in this Agreement and the consummation of the transactions contemplated by this Agreement, will (i) conflict with or constitute a breach of, or constitute a default under or an event which, with or without notice of lapse of time or each, would be a breach of or default under or violation of the Certificate of Incorporation or By-Laws of the Company or would be a breach of or default under or violation of any agreement, document, lease or other instrument or undertaking by which the Company is bound or to which any of its properties are subject, would be a violation of any law, administrative regulation, judgment, order or decree applicable to the Company, or (ii) subject to the listing approval requirements of the OTC Stock Market, require the consent which has not been obtained of any other person or entity under any agreement, lease, document or other instrument or undertaking by which the Company is bound or to which any of its properties are subject.

     5.4 Subject to the filing of UCC-1 Financing Statements in appropriate jurisdictions, the security interest in all of the assets of the Company (the "Assets") granted pursuant to Section 4 hereto constitutes a valid security interest in the Assets.

     6. REPRESENTATIONS OF THE INVESTOR. The Investor understands that the Payment Shares have not been registered under the Securities Act of 1933 (the "Securities Act"). The Investor is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Investor is acquiring the Payment Shares for his own account and not with a present view to, or for sale in connection with, any distribution in violation of the Securities Act. The Investor acknowledges that a restrictive legend will be placed on the Payment Shares.

     7. COVENANTS OF THE COMPANY. The Company covenants with the Investor as follows:

          (a) The proceeds of the Loan will be used for working capital and general corporate purposes.

          (b) At all times while the Note is outstanding, the Company will reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Note, the full number of shares of Common Stock deliverable upon conversion of the Note.

     8. SURVIVAL. All representations, warranties, covenants and agreements contained in this Agreement or in any document, exhibit, schedule or certificate delivered in connection herewith shall survive the execution and delivery of this Agreement and the closing of the Loan and any investigation at any time made by the Investor or on his behalf.

     9.   MISCELLANEOUS PROVISIONS.

          9.1. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without giving any effect to principles of conflicts of laws.

          9.2. All notices hereunder shall be in writing and shall be deemed to have been given at the time when mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

          To the Company:

                       Entertainment Boulevard, Inc.
                       4502 Del Rey Avenue
                       Suite 108
                       Marina Del Rey, California 90292
                       Attn: Stephen Brown

          To the Investor:

                       Beeston Investment Ltd.
                       P.O. Box 65
                       Duke Street
                       Gretton House
                       Grand Turks, Caicos

provided, however, that any notice of change of address shall be effective only upon receipt.

          9.3. This Agreement shall be binding upon and inure to the benefit of the Company, the Investor and the successors and assigns of the Investor. The Company may not assign this Agreement without the prior written consent of the Investor. The Investor may assign all or any part of his rights and obligations hereunder to any affiliate of the Investor, without the consent of the Company.

          9.4 This Agreement and all exhibits and schedules hereto set forth the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement may be amended, the Company or the Investor may take any action herein prohibited or omit to take action herein required to be performed by it or him, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company or the Investor has obtained the written consent of the other party to this Agreement.

          9.5 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          9.6 The headings in this Agreement are for reference purposes only and shall not constitute a part hereof.

          9.7 On or prior to December 31, 1999, the Company will reimburse the Investor for the reasonable attorneys fees and expenses, incurred by the Investor in connection with the preparation, execution and delivery of this Agreement, the Note, the Pledge and Security Agreement and the Registration
Rights Agreement.  Such fees shall not exceed $[   ] without the consent of
the Company.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


                                       ENTERTAINMENT BOULEVARD, INC.



                                       /s/ Stephen Brown
                                       --------------------------
                                       By:  Stephen Brown
                                       Title: Chairman of the Board


                                       BEESTON INVESTMENT LTD.


                                       /s/ [Illegible Signature]
                                       --------------------------
                                       By:
                                       Title:

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                                   EXHIBIT A
------------------------------------------------------------------------------

                             SECURED BRIDGE NOTE


$250,000                                                      August__, 1999

     FOR VALUE RECEIVED, Entertainment Boulevard, Inc. (the "Maker"), hereby promises to pay to the order of Beeston Investment Ltd. (the "Payee"), at P.O. Box 65, Duke Street, Gretton House, Grand Turks, Caicos, or at such other place as the Payee may designate in writing, in lawful money of the United States of America, the principal sum of two hundred fifty thousand dollars ($250,000) together with interest from the date hereof at the rate of 10% per annum, computed on the basis of a 360-day year of twelve 30-day months. The principal of this Note shall be payable in full 60 days from the date hereof. Interest shall accrue from the date hereof and shall be paid when the principal amount of this Note has been paid in full.

     The occurrence of any one or more of the following events shall constitute an Event of Default under this Note: (i) the failure to pay principal of or interest on this Note as and when due; (ii) any representation or warranty of the Maker contained in the Loan and Security Agreement dated as of the date hereof between the Maker and the Payee shall not be true and correct in all material respects and the same shall not be cured within 30 days after written notice thereof by the Payee to the Maker or the Maker shall have breached any covenant contained in the Loan and Security Agreement and such breach shall not be cured within 30 days; (iii) a proceeding being filed or commenced against the Maker for bankruptcy, dissolution or liquidation which shall not be dismissed within 60 days, or the Maker voluntarily or involuntarily terminating or dissolving or being terminated or dissolved; (iv) the Maker filing a petition under bankruptcy, insolvency or debtor's relief law or making an assignment for the benefit of creditors;

or (v) the appointment of a custodian, trustee, liquidator or receiver for any of the property of the Maker, which shall not be dismissed, released or vacated within 60 days.

     The Maker agrees that in an Event of Default under this Note, then all or any part of the unpaid principal balance of and interest on this Note shall immediately become due and payable without notice or demand. If an Event of Default occurs, the Maker agrees to pay to the holder all reasonable expenses incurred by the holder, including reasonable attorneys' fees, in enforcing and collecting this Note.

     Failure of the Payee hereof to assert any right contained herein will not be deemed to be a waiver thereof.

     In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate to invalidate this Note, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

     The Maker hereby forever waives presentment, presentment for payment, demand, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

     This Note may be prepaid in whole or in part at any time and from time to time without premium. This Note shall be paid without deduction by reason of any set-off, defense or counterclaim of the Maker.

     The principal and accrued interest on this Note may be converted into shares of Common Shares (the "Common Shares") of the Maker at the option of the Payee at $2.00 per share and the

Maker agrees to cause such Common Shares to be registered for resale under the Securities Act of 1933, as amended.

     This Note is secured pursuant to the terms of the Loan and Security Agreement.

     This Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving any effect to principles of conflicts of laws. This Note shall be binding upon the successors and assigns of the Maker and shall inure to the benefit of the successors and assigns of Payee.


                                        ENTERTAINMENT BOULEVARD, INC.



                                        --------------------------
                                        By:  Stephen Brown
                                        Title: Chairman of the Board

                                       3